Exhibit 10.1

Execution Version

COMMON STOCK

PURCHASE AGREEMENT

by and among

HALCÓN RESOURCES CORPORATION

and

CPP INVESTMENT BOARD PMI-2 INC.

ii

Exhibit A	—	Form of Notice of Effectiveness
Exhibit B	—	Form of Stockholders Agreement
Exhibit C	—	Form of Opinion of Thompson & Knight

Schedule 3.1	—	Subsidiaries of the Company

iii

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT, dated as of October 19, 2012 (this “Agreement”), is by and among HALCÓN RESOURCES CORPORATION, a Delaware Corporation (the “Company”), and CPP INVESTMENT BOARD PMI-2 INC. (the “Investor”).

WHEREAS, to fund a portion of the purchase price for the Acquisition (as defined below), the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, 41,899,441 shares (the “Shares”) of common stock, par value $.0001 per share (the “Common Stock”), in accordance with the provisions of this Agreement; and

WHEREAS, the Company and the Investor will enter into a stockholders agreement (the “Stockholders Agreement”), substantially in the form attached hereto as Exhibit B, pursuant to which the Company will provide the Investor with certain registration rights and other rights with respect to the Shares acquired pursuant hereto.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Acquired Assets” means certain oil and gas assets of Petro-Hunt and Pillar Energy as further described in the Acquisition Agreement.

“Acquired Asset Reservoir Engineer” has the meaning set forth in Section 3.24(c).

“Acquired Subsidiaries” means the wholly-owned subsidiaries of Petro-Hunt and Pillar Energy that are formed in connection with a divisive merger of Petro-Hunt and Pillar Energy and that upon the closing of the Acquisition Agreement will own the Acquired Assets.

“Acquisition” means the acquisition by the Company of all of the membership interests of the Acquired Subsidiaries pursuant to the terms and conditions of the Acquisition Agreement.

“Acquisition Agreement” means the Reorganization and Interest Purchase Agreement by and among Petro-Hunt, Pillar Energy and Halcón Energy Properties, dated as of October 19, 2012.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

“Business Day” means a day other than (a) a Saturday or Sunday or (b) any day on which banks located in New York, New York, U.S.A. or Toronto, Ontario, Canada are authorized or obligated to close.

“Capital Commitment Payment” means a payment to be paid in cash on the Closing Date by the Company to the Investor equal to 2% of the aggregate Purchase Price.

“Closing” has the meaning specified in Section 2.3.

“Closing Date” has the meaning specified in Section 2.3.

“Code” has the meaning specified in Section 3.21(b).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means shares of common stock of the Company.

“Company” has the meaning set forth in the introductory paragraph.

“Company Related Parties” has the meaning specified in Section 6.2.

“Company Reservoir Engineer” has the meaning specified in Section 3.25(b).

“Company SEC Documents” has the meaning specified in Section 3.14(a).

“Controlled Group” has the meaning specified in Section 3.21(b).

“Convertible Note” has the meaning specified in Section 2.5(e).

“DGCL” means the Delaware General Corporation Law.

“Effectiveness Notice” has the meaning specified in Section 2.5(a).

“Environmental Laws” has the meaning specified in Section 3.9(a).

“ERISA” has the meaning specified in Section 3.21(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“GeoResources” has the meaning specified in Section 3.14(d).

“GeoResources Reservoir Engineer” has the meaning specified in Section 3.25(c).

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Company mean a Governmental Authority having jurisdiction over the Company, its Subsidiaries or any of their respective properties.

“Halcón Energy Properties” means Halcón Energy Properties, Inc., a wholly-owned subsidiary of the Company and the buyer under the Acquisition Agreement.

“HALRES” means HALRES, LLC, a Delaware limited liability company.

“HSR Act” has the meaning specified in Section 2.4(c).

“Indemnified Party” has the meaning specified in Section 6.3.

“Indemnifying Party” has the meaning specified in Section 6.3.

“Investor” has the meaning set forth in the introductory paragraph.

“Investor Related Parties” has the meaning specified in Section 6.1.

“Knowledge” of the Company (or any of its Subsidiaries) (or similar references to the Company’s Knowledge) means (i) all information actually known by Floyd C. Wilson, Stephen W. Herod, Mark J. Mize, David S. Elkouri, and Robert J. Anderson and (ii) information that the individuals listed above could be expected to discover or otherwise become aware in the course of conducting a reasonable investigation regarding the accuracy of any representation or warranty contained in this Agreement.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Lock-Up Period” has the meaning specified in Section 5.7.

“Material Adverse Effect” means any event, change, effect, circumstance, condition, development or occurrence, individually or in the aggregate, causing, resulting in or having (or with the passage of time likely to cause, result in or have) a material adverse effect on the financial condition, business, assets, stockholders’ equity, properties, prospects or results of operations of the Company and its subsidiaries taken as a whole. Notwithstanding the foregoing,

“Material Adverse Effect” shall not include any event, circumstance, condition, development or occurrence resulting from (i) changes in the price or trading volume of the Company’s Common Stock (but not any fact, change, event, occurrence or effect underlying or contributing to such change in prices or trading volume), (ii) any failure to meet analysts projections, in and of itself, (but not any fact, change, event, occurrence or effect underlying or contributing to such failure) (iii) any changes in general United States or global economic conditions or (iv) any changes affecting the oil and gas industry in general (including changes to commodity prices); provided, however, that (iii) and (iv) shall not apply to the extent that any such change, effect, event, circumstance, condition, development or occurrence disproportionately impacts the Company and its subsidiaries as compared to a majority of other participants principally engaged in the exploration and development of oil and natural gas within the United States.

“Money Laundering Laws” has the meaning specified in Section 3.9(b).

“NYSE” means The New York Stock Exchange, Inc.

“OFAC” has the meaning specified in Section 3.9(c).

“Operative Documents” means, collectively, this Agreement, the Stockholders Agreement and any amendments, supplements, continuations or modifications thereto.

“PCAOB” has the meaning specified in Section 3.24(c).

“Percentage Ownership” means a fraction, set forth as a percentage, the numerator of which is the number of shares of Common Stock beneficially owned by the Investor (as determined in accordance with Rule 13d-3 under the Exchange Act, but excluding for this purpose any attribution of ownership of securities held by persons who are not affiliates of the Investor), and the denominator of which is (i) the total number of shares of Common Stock issued and outstanding, plus (ii) the shares of Common Stock that are not outstanding but that are included in the numerator.

“Permits” has the meaning specified in Section 3.26(a).

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.

“Petro-Hunt” means Petro-Hunt, L.L.C., a Delaware limited liability company.

“Pillar Energy” means Pillar Energy LLC, a Texas limited liability company.

“Plan” has the meaning specified in Section 3.21(b).

“Pro Forma Material Adverse Effect” has the meaning specified in Section 3.27(c).

“Purchase Price” has the meaning specified in Section 2.1(b).

“Representatives” of any Person means the Affiliates, officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Shares” has the meaning set forth in the recitals hereto.

“Stockholders Agreement” has the meaning set forth in the recitals hereto.

“Subsidiary” has the meaning set forth in Section 3.1.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.1 Sale and Purchase.

(a) Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to the Investor and the Investor hereby agrees to purchase from the Company, the Shares, and the Investor agrees to pay the Company the Purchase Price for the Shares as set forth in paragraph (b) below.

(b) The amount per Share the Investor will pay to the Company to purchase the Shares (the “Purchase Price”) hereunder shall be $7.16 per share for an aggregate purchase price of $299,999,997.56.

Section 2.2 Capital Commitment Payment. On the Closing date, the Company shall pay to the Investor the Capital Commitment Payment, which payment shall be netted against and reduce the Purchase Price payable by the Investor.

Section 2.3 Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Shares hereunder (the “Closing”) shall take place at the offices of Thompson & Knight L.L.P., 333 Clay Street, Suite 3300, Houston, Texas, or such other location as mutually agreed by the parties, and upon the later to occur of (a) the first Business Day following the satisfaction or waiver of the conditions set forth in Sections 2.4, 2.5 and 2.6 (other than those conditions that are by their terms to be satisfied at the Closing) and (b) the closing of the Acquisition; provided, however, that if such later event is the closing of the Acquisition, then the Closing shall occur concurrently therewith (the date of such closing, the “Closing Date”).

Section 2.4 Mutual Conditions. The respective obligations of each party to consummate the purchase and issuance and sale of the Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a) no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily,

preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal;

(b) there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement;

(c) all necessary filings and notifications under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) shall have been made, including the filing of any required additional information or documents, and the waiting period referred to in the HSR Act applicable to the transactions contemplated herein shall have expired or been terminated; and

(d) the closing of the Acquisition shall have occurred, or shall occur concurrently with the Closing in which case all conditions set forth in Article VI of the Acquisition Agreement shall have been satisfied in all material respects or the fulfillment of any such conditions to the Company’s obligations shall have been waived, except for those conditions which, by their nature, will be satisfied concurrently with the Closing.

Section 2.5 Investor’s Conditions. The obligation of the Investor to consummate the purchase of the Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Investor on behalf of itself in writing with respect to the Shares, in whole or in part, to the extent permitted by applicable Law):

(a) The Company shall have delivered to the Investor a notice of effectiveness substantially in the form set forth in Exhibit A hereto (the “Effectiveness Notice”). Prior to delivery by the Company to the Investor of the Effectiveness Notice, this agreement shall not be enforceable against the Company, with the exception of Section 5.4, Section 6.1, Section 7.8 and Section 7.10(d) hereof, which shall be enforceable against the Company immediately upon the execution and delivery of this Agreement.

(b) The Company shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Company on or prior to the Closing Date.

(c) (i) The representations and warranties of the Company (A) set forth in Sections 3.1, 3.2(a) and 3.5 and (B) contained in this Agreement that are qualified by materiality or a Material Adverse Effect shall be true and correct when made and as of the Closing Date, (ii) the representations and warranties of the Company set forth in Section 3.2(b) shall be true and correct (except for any de minimis inaccuracies therein) when made and as of the Closing Date and (iii) all other representations and warranties of the Company shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only);

(d) The Acquisition Agreement shall not have been amended or modified in any material respect and no material condition to the closing of the Acquisition Agreement shall have been waived by the Company without the consent of the Investor (it being understood and agreed that any (i) change in the consideration payable shall be deemed to be adverse to the interests of the Investor (other than a reduction of the purchase price of less than ten percent (10%) of the total consideration or an increase in the purchase price pursuant to the purchase price adjustment mechanism set forth in the Acquisition Agreement) or (ii) waiver of any condition to closing that no “Material Adverse Change” (or any similar definition) has occurred involving the Acquired Assets and/or the Acquired Subsidiaries shall be deemed to be material and shall require the prior consent of the Investor (which consent shall not be unreasonably withheld).

(e) HALRES shall have delivered to the Company evidence of its waiver of the Company’s obligations under that certain $275 million Convertible Promissory Note to HALRES (the “Convertible Note”) and that certain Securities Purchase Agreement between HALRES and RAM Energy Resources, Inc., dated December 21, 2011 in order to allow for the release of a sufficient number of shares reserved for issuance thereunder in order to facilitate the sale of the Shares pursuant to this Agreement.

(f) Since the date of the Agreement, no event has occurred or condition exists which has a Material Adverse Effect.

(g) The NYSE shall have authorized, upon official notice of issuance, the listing of the Shares.

(h) No notice of delisting from the NYSE shall have been received by the Company with respect to the Common Stock;

(i) The Company shall have delivered, or caused to be delivered, to the Investor at the Closing, the Company’s closing deliveries described in Section 2.7; and

(j) The Company shall have executed and delivered the Stockholders Agreement.

Section 2.6 Company’s Conditions. The obligation of the Company to consummate the sale of the Shares to the Investor shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to the Investor (any or all of which may be waived by the Company in writing, in whole or in part, to the extent permitted by applicable Law):

(a) the representations and warranties of the Investor contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date and all other representations and warranties of the Investor shall be true and correct in all material respects as of the Closing Date (except that representations of the Investor made as of a specific date shall be required to be true and correct as of such date only); and

(b) the Investor shall have delivered, or caused to be delivered, to the Company at the Closing the Investor’s closing deliveries described in Section 2.8.

By acceptance of the Shares, the Investor shall be deemed to have represented to the Company that it has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by it on or prior to the Closing Date; and the representations and warranties of the Investor contained in this Agreement that are qualified by materiality are true and correct as of the Closing Date and all other representations and warranties of such Investor are true and correct in all material respects as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only).

Section 2.7 Company Deliveries. At the Closing, subject to the terms and conditions hereof, the Company will deliver, or cause to be delivered, to the Investor:

(a) The Shares, which shall be delivered to the Investor in book-entry form and registered in the name of the Investor with the transfer agent of the Company. The Shares shall bear the legend set forth in Section 4.8 and shall be free and clear of any Liens, other than transfer restrictions under applicable federal and state securities laws;

(b) A certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that the Company, Petro-Hunt, Pillar Energy and each of the Acquired Subsidiaries is in good standing;

(c) A cross-receipt executed by the Company and delivered to the Investor certifying that it has received the Purchase Price from the Investor as of the Closing Date;

(d) An opinion addressed to the Investor from Thompson & Knight LLP legal counsel to the Company, dated as of the Closing, in the form and substance attached hereto as Exhibit C;

(e) A certificate, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, in their capacities as such, stating that:

(i) The Company has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Company on or prior to the Closing Date; and

(ii) The representations and warranties of the Company contained in this Agreement that are qualified by materiality or Material Adverse Effect are true and correct as of the Closing Date and all other representations and warranties of the Company are, individually and in the aggregate, true and correct in all material respects as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only); and

(f) A certificate of the Secretary or an Assistant Secretary of the Company, certifying as to (1) the Amended and Restated Certificate of Incorporation of the Company and all amendments thereto, (2) the Amended and Restated Bylaws of the Company, as amended, as in effect on the Closing Date, (3) board resolutions authorizing the execution and delivery of the Operative Documents and the Acquisition Agreement and the consummation of the transactions contemplated thereby, including the issuance of the Shares and (4) its incumbent officers authorized to execute the Operative Documents and the Acquisition Agreement, setting forth the name and title and bearing the signatures of such officers; and

(g) A certificate of the President of HALRES, certifying as to the approval by the members or board of managers of HALRES of any actions taken by HALRES to facilitate the matters contemplated by this Agreement and the Operative Agreements.

(h) Evidence of the amendment of that certain Registration Rights Agreement between the Company and HALRES, dated February 8, 2012 in order to (i) waive the HALRES piggy-back registration rights with respect to the registration rights of the Investor under the Stockholders Agreement and (ii) allow the Investor to exercise its piggy-back registration rights pursuant to the Stockholders Agreement pro rata with the piggy-back registration rights of HALRES pursuant to its Registration Rights Agreement.

Section 2.8 Investor Deliveries. At the Closing, subject to the terms and conditions hereof, the Investor will deliver, or cause to be delivered, to the Company:

(a) Payment to the Company of the Purchase Price, less the Capital Commitment Payment, by wire transfer of immediately available funds to an account designated by the Company in writing at least two Business Days prior to the Closing Date; and

(b) A cross-receipt executed by the Investor and delivered to the Company certifying that it has received the Shares as of the Closing Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor as follows:

Section 3.1 Existence. The Company has been duly incorporated, is validly existing and is in good standing under the laws of State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Company SEC Documents (as hereinafter defined); the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not have a Material Adverse Effect; each subsidiary of the Company other than those subsidiaries which would not, individually or in the aggregate, constitute a “significant subsidiary” as defined in Item 1-02(w) of Regulation S-X (each such “significant subsidiary” a “Subsidiary”) is a corporation, partnership, limited liability company or business trust duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite entity power and authority to own, lease and operate its properties. The Company does not own or control, directly or indirectly, any corporation, association or other corporate entity that, individually or in the aggregate would constitute a Subsidiary, other than the subsidiaries listed on Schedule 3.1 hereto. On a consolidated basis, the Company and its Subsidiaries conduct their business as described in the Company SEC Documents and each Subsidiary is duly qualified as a foreign corporation, partnership, limited liability company, business trust or other organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not result in a Material Adverse Effect.

Section 3.2 Shares; Capitalization.

(a) The Company has the authorized equity capitalization as set forth in the Company SEC Documents, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as otherwise disclosed in the Company SEC Documents, all of the issued and outstanding capital stock or other ownership interests of each Subsidiary of the Company (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable and (iii) are owned by the Company directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except as described in the Company SEC Documents and except for such security interests, mortgages, pledges, liens, encumbrances, claims or equities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) As of the date hereof, (i) the Company has 216,217,427 shares of Common Stock issued and outstanding, and (ii) the Company has options, warrants or other rights to acquire 104,254,087 shares of Common Stock issued and outstanding.

Section 3.3 No Conflict. The issue and sale of the Shares, the execution, delivery and performance by the Company and the Subsidiaries of the Stockholders Agreement and this Agreement, the application of the proceeds from the sale of the Shares, the consummation of the transactions contemplated hereby and thereby and the execution, delivery and performance of the Acquisition Agreement (assuming the satisfaction of all conditions to closing set forth therein), will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, (b) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of the Subsidiaries, or (c) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets, except, with respect to clauses (a) and (c), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect.

Section 3.4 No Default. Neither the Company nor any of the Subsidiaries (a) is in violation of its charter or by-laws (or similar organizational documents), (b) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (c) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (a), (b) and (c), to the extent any such conflict, breach, violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect or would not materially impair the ability of the Company or any Subsidiary to perform their obligations under this Agreement or the transactions contemplated by the Acquisition Agreement.

Section 3.5 Authority. On the Closing Date, the Company will have all requisite corporate, partnership or limited liability company power and authority, as applicable, to issue, sell and deliver the Shares, in accordance with and upon the terms and conditions set forth in this Agreement. The Shares have been duly authorized and, upon their issuance pursuant to the terms hereof, each Share shall be validly issued and outstanding, free of all liens, charges and encumbrances as fully paid and non-assessable. On the Closing Date, all corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Shares, the execution and delivery of the Operative Documents and the consummation of the transactions contemplated hereby and thereby shall have been validly taken. On the Closing Date, all corporate action required to be taken by the Company and Halcón Energy Properties for the execution and delivery of the Acquisition Agreement and the consummation of the transactions contemplated thereby shall have been taken. No approval from the holders of outstanding shares of Common Stock is required in connection with the Company’s issuance and sale of the Shares to the Investor or the consummation of the transactions contemplated pursuant to the Acquisition Agreement (other than as contemplated in the Acquisition Agreement).

Section 3.6 Minute Books. The minute books of the Company and of each of the Subsidiaries contain the minutes of all meetings and all resolutions of their respective directors and shareholders since February 8, 2012; and, to the Company’s Knowledge, the minute books of the Company and each of the Subsidiaries contain the minutes of all meetings and all resolutions of their respective directors and shareholders prior to February 8, 2012.

Section 3.7 Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 4.5, the issuance and sale of the Shares pursuant hereto are exempt from the registration requirements of the Securities Act. No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company, or any Person acting on behalf of the Company in connection with the offer and sale of the Shares.

Section 3.8 Approvals. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company is required for the offering and sale of the Shares or the consummation by the Company of the other transactions contemplated by this Agreement or the Stockholders Agreement, except for the filing of the registration statement by the Company with the Commission pursuant to the Securities Act, as required by the Stockholders Agreement, and such consents, approvals, authorizations, orders, registrations, filings or qualifications which shall have been obtained or made prior to the Closing Date as described in this Agreement or as may be required by the securities or blue sky laws of the various states, the Securities Act and the securities laws of any jurisdiction outside the United States in which the Shares are offered.

Section 3.9 Compliance with Laws.

(a) The Company and each of the Subsidiaries (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Company SEC Documents, (A) there are no proceedings that are pending, or to the Company’s Knowledge contemplated, against the Company or any of the Subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) to the Company’s Knowledge there are no issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (C) none of the Company or its Subsidiaries anticipates material capital expenditures other than in the ordinary course of business relating to Environmental Laws.

(b) To the Company’s Knowledge, the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(c) Neither the Company nor the Subsidiaries nor, to the Company’s Knowledge, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(d) Neither the Company nor any of the Subsidiaries, nor, to the Company’s Knowledge, any director, officer, agent, employee or other Person authorized to act on behalf of the Company or any of the Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(e) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(f) The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Subsidiaries in connection with the transactions contemplated by this Agreement.

Section 3.10 Due Authorization. Each of the Operative Documents has been duly and validly authorized and has been or, with respect to the Operative Documents to be delivered at the Closing Date, will be, validly executed and delivered by the Company and constitutes, or will constitute, the legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

Section 3.11 Legal Proceedings.

(a) Except as described in the Company SEC Documents, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which if determined adversely to the Company, or subsidiary, would individually or in the aggregate, have a Material Adverse Effect or which would materially and adversely affect the consummation of the transactions contemplated under this Agreement, the Stockholders Agreement, the Acquisition Agreement or the performance by the Company of their obligations hereunder or thereunder; and, to the Company’s Knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(b) To the Company’s Knowledge, there are no legal or governmental proceedings pending to which Petro-Hunt, Pillar Energy or any of their respective subsidiaries is a party or of which any of the Acquired Assets or Acquired Subsidiaries is the subject which if determined adversely to such party, would individually or in the aggregate, have a Pro Forma

Material Adverse Effect (as hereinafter defined) or which would materially and adversely affect the consummation of the transactions contemplated under this Agreement, the Stockholders Agreement, the Acquisition Agreement or the performance by the Company, Petro-Hunt or Pillar Energy or any of their respective subsidiaries of their obligations hereunder or thereunder; and, no such proceedings are threatened or contemplated by governmental authorities or threatened by others

Section 3.12 No Registration Rights. Except for the Stockholders Agreement, the Petro-Hunt Registration Rights Agreement or as described in the Company SEC Documents, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any Person granting such Person the right to require the Company or any of its subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or of its subsidiaries owned or to be owned by such Person or to require the Company or any of its subsidiaries to include such securities in the securities registered pursuant to the Stockholders Agreement or in any securities being registered pursuant to any other registration statement filed by the Company or any of its subsidiaries under the Securities Act.

Section 3.13 No Indemnity Claims. As of the date hereof, there are no indemnity claims pursuant to the provisions of any agreement to which any of the Company or its subsidiaries is a party or to which any Property or asset of the Company or any of its subsidiaries is subject that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, to the Company’s Knowledge, no such indemnity claims are threatened or contemplated. As of the date hereof, there are no indemnity claims pursuant to the provisions of any agreement between HALRES and any of the Company or its subsidiaries, and, to the Company’s Knowledge, no such indemnity claims are threatened or contemplated.

Section 3.14 Company SEC Documents.

(a) The Company’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents, collectively the “Company SEC Documents”) since February 8, 2012 have been filed with the Commission on a timely basis. The Company SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent Company SEC Document) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (v) fairly present (subject in the case of unaudited statements to normal and recurring audit adjustments) in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

(b) There are no contracts or other documents that would be required to be described in a registration statement filed under the Securities Act that have not been described in the Company SEC Documents. The statements made in the Company SEC Documents, insofar as they purport to constitute summaries of the terms of the contracts and other documents that are so described, constitute accurate summaries of the terms of such contracts and documents in all material respects. Neither the Company nor any of the Subsidiaries has knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof, except to the extent any nonperformance could not reasonably be expected to have a Material Adverse Effect.

(c) No relationship, direct or indirect, that would be required to be described in a registration statement of the Company pursuant to Item 404 of Regulation S-K, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company any of the Subsidiaries, on the other hand, that has not been described in the Company SEC Documents.

(d) The statistical and market-related data relating to the Company included in the Company SEC Documents and the consolidated financial statements of the Company and its subsidiaries, the financial statements of GeoResources, Inc. (“GeoResources”) and the financial statements of the East Texas Assets (as defined in the Company SEC Documents) included in the Company SEC Documents are based on or derived from sources that the Company believes to be reliable in all material respects.

(e) Since June 30, 2012 and except as may otherwise be described in the Company SEC Documents, neither the Company nor any Subsidiary has (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction that is required to be described in the Company SEC Documents or (iii) declared or paid any dividend on its capital stock.

Section 3.15 Internal Controls.

(a) The Company and the Subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. The Company and the Subsidiaries maintains internal accounting controls that are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(b) (i) The Company and each of the Subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to provide reasonable assurance that the information required to be disclosed by the Company in the reports they file or submit under the Exchange Act (assuming the Company was required to file or submit such reports under the Exchange Act) is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and (iii) such disclosure controls and procedures were effective in all material respects to perform the functions for which they were established as of the periods covered by such reports.

(c) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” in the Company SEC Documents accurately and fully describes in all material respects (i) the accounting policies that the Company believed as of the date thereof were the most important in the portrayal of the Company’s financial condition and results of operations and that required management’s most difficult, subjective or complex judgments; (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

Section 3.16 Insurance. The Company maintains policies of insurance of the type and in the amounts customarily carried by persons conducting a business similar to the Company and are sufficient for compliance with all applicable laws and contracts to which the Company is a party or by which it is bound, except to the extent any failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect.

Section 3.17 No Material Adverse Effect. Except as set forth in the Company SEC Documents filed with the Commission on or prior to the date hereof, since December 31, 2011, no event has occurred or condition exists which has a Material Adverse Effect.

Section 3.18 Certain Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any Person that could give rise to a valid claim against the Investor for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

Section 3.19 No Integration. Neither the Company or any of its subsidiaries nor any other Person acting on behalf of the Company or any of its subsidiaries has sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

Section 3.20 Labor and Employment Matters.

(a) No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s Knowledge, is imminent that could reasonably be expected to have a Material Adverse Effect.

(b) Except as could not reasonably be expected to have a Material Adverse Effect, (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (D) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(c) Neither the Company nor any of the Subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

Section 3.21 Tax Matters.

(a) The Company and its Subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and paid all taxes due thereon, and (i) no tax deficiency has been determined adversely to the Company or any of the Subsidiaries, nor (ii) does the Company or any Subsidiary have any Knowledge of any tax deficiencies that could, in the case of clause (i) or (ii) in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) There are no transfer taxes or other similar fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

Section 3.22 Investment Company Status. Neither the Company nor any subsidiary of the Company is or, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom, will be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

Section 3.23 Financial Statements.

(a) The historical financial statements (including the related notes and supporting schedules) of each of the Company, GeoResources and the East Texas Assets included in the Company SEC Documents present fairly in all material respects the financial condition, results of operations and cash flows of the Company and GeoResources and the revenues and direct operating expenses of the East Texas Assets, as applicable, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

(b) Upon filing with the Securities and Exchange Commission, the historical financial statements of the Acquired Assets included in the Company SEC Documents will present fairly in all material respects the revenues and direct operating expenses of the Acquired Assets, at the dates and for the periods indicated, and will have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

(c) The pro forma financial statements included in the Company SEC Documents include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Company SEC Documents. The pro forma financial statements included in the Company SEC Documents have been prepared in all material respects in accordance with the Commission’s rules and guidance with respect to pro forma financial information. The pro forma financial statements included in the Company SEC Documents have been prepared on the basis consistent with such historical financial statements, except for the pro forma adjustments specified therein, and include all material adjustments to the historical financial data required by Rule 11-02 of Regulation S-X to reflect the GeoResources Merger (as defined therein), the acquisition of the East Texas Assets (as defined therein) and, when such pro forma financial statements have been prepared and filed with the SEC, the acquisition of the Acquired Assets and give effect to assumptions made on a reasonable basis and in good faith and present fairly in all material respects the historical and proposed transactions reflected therein.

(d) Deloitte & Touche LLP, who are the independent auditors of the Company, are, to the Company’s Knowledge, independent registered public accountants as required by the Securities Act and the rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”) during the periods covered by the financial statements which they reviewed contained in the Company SEC Documents.

(e) Grant Thornton LLP, who have certified certain financial statements of GeoResources, whose report appears in the Company SEC Documents were, to the Company’s Knowledge, independent registered public accountants as required by the Securities Act and the rules and regulations thereunder and the rules and regulations of the PCAOB during the periods covered by the financial statements on which they reported contained in the Company SEC Documents.

(f) UHY LLP, who have certified certain financial statements of the Company and the East Texas Assets and who will certify certain financial statements of the Acquired Assets, whose reports appear or will appear in the Company SEC Documents are, to the Company’s Knowledge, independent registered public accountants as required by the Securities Act and the rules and regulations thereunder and the rules and regulations of the PCAOB during the periods covered by the financial statements on which they reported or will report contained in the Company SEC Documents.

(g) Neither the Company nor any of the Subsidiaries has sustained, since the date of the latest audited financial statements included in the Company SEC Documents, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.24 Oil and Gas Matters.

(a) The Company and the Subsidiaries have defensible title to all of their interests in oil and gas properties (other than interests earned under farm-out, participation or similar agreements in which an assignment or transfer is pending) and all their interests in other real property and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Company SEC Documents, (ii) liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farm-out agreements and other oil and gas exploration participation and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other unmatured obligations and are of a scope and nature customary in the oil and gas industry or arise in connection with drilling and production operations, or (iii) would not have a Material Adverse Effect; except as described in the Company SEC Documents or as would not have a Material Adverse Effect, all of the leases and subleases of real property of the Company or any of its subsidiaries and under which the Company or any of the Subsidiaries holds properties described in the Company SEC Documents, are in full force and effect.

(b) Forrest A. Garb & Associates (the “Company Reservoir Engineer), whose report dated February 7, 2012, is summarized or excerpted in reports included in the Company SEC Documents, was, as of the date of the report, an independent petroleum engineer with respect to the Company. The written engineering report prepared by the Company Reservoir

Engineer dated February 7, 2012 setting forth the proved reserves attributed to the oil and gas properties of the Company and its subsidiaries accurately reflects in all material respects the interests of the Company its subsidiaries in the properties therein as of December 31, 2011 and was prepared in accordance with the Commission’s rules and regulations relating to the reporting of oil and natural gas reserves; the information furnished by the Company to the Company Reservoir Engineer for purposes of preparing its report, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true, correct and complete in all material respects on the date supplied and was prepared in accordance with customary industry practices, as indicated in the letter of the Company Reservoir Engineer dated February 7, 2012. The estimates of proved reserves and related information relating to the East Texas Assets (as defined in the Company SEC Documents) prepared by the Company’s internal reserve engineering staff as of December 31, 2011 accurately reflect in all material respects the interests that the Company acquired in connection with the closing of such acquisition and were prepared in a manner consistent with the rules and regulations of the SEC relating to the reporting of oil and gas reserves; the information used by the Company’s internal reserve engineers for purposes of preparing such estimates of proved reserves, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true, correct and complete in all material respects as of the date of such reserves.

(c) Cawley, Gillespie & Associates, Inc. (the “GeoResources Reservoir Engineer”) prepared a report dated February 27, 2012 and was, as of the date of such report, an independent petroleum engineer with respect to GeoResources. The written engineering report prepared by the GeoResources Reservoir Engineer dated February 27, 2012 setting forth the proved reserves attributed to the oil and gas properties of GeoResources and its subsidiaries accurately reflects in all material respects the interests of GeoResources and its subsidiaries in the properties therein as of December 31, 2011 and was prepared in accordance with the SEC’s rules and regulations relating to the reporting of oil and natural gas reserves; the information furnished by GeoResources to the GeoResources Reservoir Engineer for purposes of preparing its report, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true, correct and complete in all material respects on the date supplied and was prepared in accordance with customary industry practices, as indicated in the letter of the GeoResources Reservoir Engineer dated February 27, 2012.

(d) To the Company’s Knowledge, W. D. Von Gonten & Co. (the “Acquired Asset Reservoir Engineer”), was, as of the date that it prepared the estimate as of August 1, 2012, an independent petroleum engineer with respect to Petro-Hunt, Pillar Energy and the Acquired Subsidiaries. To the Company’s Knowledge, the engineering report prepared by the Acquired Asset Reservoir Engineer setting forth the proved reserves attributed to the Acquired Assets accurately reflects in all material respects the interests of Petro-Hunt, Pillar Energy and the Acquired Subsidiaries and their respective subsidiaries in the properties therein as of August 1, 2012 and was prepared in accordance with the SEC’s rules and regulations relating to the reporting of oil and natural gas reserves; to the Company’s Knowledge, the information furnished by Petro-Hunt, Pillar Energy and their respective subsidiaries to the Acquired Asset Reservoir Engineer for purposes of preparing its report, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true, correct and complete in all material respects on the date supplied and was prepared in accordance with customary industry practices.

(e) As of the date hereof, (i) all royalties, rentals, deposits and other amounts owed under the oil and gas leases constituting the oil and gas properties of the Company, the Subsidiaries, the Acquired Subsidiaries and relating to the Acquired Assets have been properly and timely paid (other than amounts held in suspense accounts pending routine payments or related to disputes about the proper identification of royalty owners), and no amount of proceeds from the sale or production attributable to the oil and gas properties of the Company and the Subsidiaries are currently being held in suspense by any purchaser thereof, except where such amounts due could not, individually or in the aggregate, have a Material Adverse Effect, and (ii) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interests of the Company or the Subsidiaries in their oil and gas properties, except where such claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect

Section 3.25 Permits.

(a) The Company and the Subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Company SEC Documents, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.

Section 3.26 Intellectual Property. The Company and the Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except for conflicts that could not reasonably be expected to have a Material Adverse Effect.

Section 3.27 Acquisition Agreement.

(a) The representations and warranties of the Company and Halcón Energy Properties in the Acquisition Agreement, are true, complete and correct, except as such would not have a Material Adverse Effect or would not adversely affect the ability of the Company and Halcón Energy Properties to complete the Acquisition.

(b) To the Company’s Knowledge, there is no condition under the Acquisition Agreement that is not expected to be satisfied prior to the Termination Date (as defined in the Acquisition Agreement).

(c) To the Company’s Knowledge, the representations and warranties of Petro-Hunt and Pillar Energy in the Acquisition Agreement are true and correct, except such as would not have a material adverse effect on the financial condition, business, assets, properties or results of operations of the Company, the Company’s subsidiaries and the Acquired Subsidiaries taken as a whole (a “Pro Form Material Adverse Effect”).

(d) To the Company’s Knowledge, there is no material breach of any representation under the Acquisition Agreement by Petro-Hunt.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Company that:

Section 4.1 Existence. The Investor is duly organized and validly existing and in good standing under the Laws of the Canada, with all requisite power and authority to conduct its business as currently conducted.

Section 4.2 Authorization, Enforceability. The Investor has all necessary corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Agreement and the Stockholders Agreement and to consummate the transactions contemplated thereby, and the execution, delivery and performance by the Investor of this Agreement and the Stockholders Agreement has been duly authorized by all necessary action on the part of Investor; and this Agreement and the Stockholders Agreement constitute the legal, valid and binding obligations of the Investor; and the Stockholders Agreement is enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 4.3 No Conflict. The execution, delivery and performance of this Agreement and the Stockholders Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of the Investor, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Investor or the property or assets of the Investor, except in the cases of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement and the Stockholders Agreement.

Section 4.4 No Side Agreements. There are no other agreements by, among or between the Investor and any of its Affiliates, on the one hand, and the Company or any of its

Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Operative Documents nor promises or inducements for future transactions between or among any of such parties.

Section 4.5 Investment. The Investor is an “accredited investor” (as defined in Rule 501 promulgated under the Securities Act) and is knowledgeable and experienced in finance, securities and investments and has had sufficient experience analyzing and investing in securities similar to the Shares so as to be capable of evaluating the merits and risks of an investment in the Shares. The Shares are being acquired for the Investor’s own account or the account of its Affiliates, not as a nominee or agent, and with no present intention of distributing the Shares or any part thereof, and the Investor has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States or any state, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of the Shares under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If the Investor should in the future decide to dispose of any of the Shares, the Investor understands and agrees (a) that it may do so only in compliance with the Securities Act and applicable state securities law, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption from the Securities Act, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.

Section 4.6 Restricted Securities. The Investor understands that the Shares are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

Section 4.7 Legend. The Investor understands that the Shares will bear the following legend: “These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). These securities may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”

ARTICLE V

COVENANTS

Section 5.1 Taking of Necessary Action. Each of the parties hereto shall use its reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement and the

Acquisition Agreement. Without limiting the foregoing, the Company and the Investor shall use its reasonable best efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other parties, as the case may be, advisable for the consummation of the transactions contemplated by the Operative Documents.

Section 5.2 Other Actions. The Company shall file prior to the Closing a supplemental listing application with the NYSE to list the Shares.

Section 5.3 Company Cooperation. The Company agrees that it will cooperate with the Investor and use reasonable efforts to provide such information or certifications as may reasonably be required by the Investor in the event the Investor makes an application to the Ontario Securities Commission for a discretionary order providing a prospectus exemption from applicable Canadian securities laws to facilitate the resale of the Shares.

Section 5.4 Access to Information. At all times prior to Closing, the Company will (and will cause any of its subsidiaries to) afford the Investor and its Representatives such access, during normal business hours throughout the period prior to the Closing Date, to the Company’s books, records, properties, personnel and to such other information, as Investor may reasonably request and will permit Investor to make such inspections as Investor may reasonably request and will cause the officers of the Company and those of any of its subsidiaries to furnish Investor with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its subsidiaries and the Acquired Assets as Investor may from time to time reasonably request, provided, however, that no investigation pursuant to this section will affect or be deemed to modify any of the representations or warranties made by the Company in this Agreement.

Section 5.5 Use of Proceeds. The Company shall use the collective proceeds from the sale of the Shares to partially fund the Acquisition or to provide additional working capital for the Company or to fund the Company’s capital expenditure budget.

Section 5.6 Acquisition Agreement. The Company shall use its reasonable best efforts to ensure that the conditions precedent to the closing of the Acquisition have been satisfied, and the Company shall not amend the Acquisition Agreement in any material respect without the Investor’s prior consent (which consent shall not be unreasonably withheld).

Section 5.7 Investor Lock-Up Period. For a period commencing on the date hereof and ending on October 19, 2013 (the “Lock-Up Period”), the Investor agrees not to, directly or indirectly, (a) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) the Shares, (b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Shares, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise or (c) publicly disclose the intention to do any of the foregoing. Notwithstanding the foregoing, during the Lock-Up Period, the Investor may sell, dispose of or agree to sell or dispose of the Shares in connection with a bona fide third-party tender offer pursuant to which any Person proposes to purchase more than twenty percent (20%) of the shares of Common Stock of the Company.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification by the Company. The Company agrees to indemnify the Investor and its Representatives (collectively, “Investor Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred (collectively, “Losses”) in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Company contained herein, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of such representations or warranties; and provided, further, that to the extent that the Losses incurred by the Investor Related Parties as a result of a breach by the Company of the representations and warranties contained herein are the result of Losses incurred by the Company, the maximum aggregate amount for which the Company may be liable for indemnification of the Investor Related Parties relating to such breach shall be limited to the amount of such Losses incurred by the Company, but excluding any amounts paid to the Investor pursuant to the provisions of this Article VI, multiplied by the Investor’s Percentage Ownership.

Section 6.2 Indemnification by the Investor. The Investor agrees to indemnify the Company and its Representatives (collectively, “Company Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Investor contained herein, provided that such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties.

Section 6.3 Indemnification Procedure. Promptly after any Company Related Party or Investor Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (a) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (b) if (i) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (ii) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under the Operative Documents, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by the Investor, such action shall be in the Investor’s sole discretion unless otherwise specified in this Agreement. If any provision in the Operative Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Operative Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Operative Documents, and the remaining provisions shall remain in full force and effect. The Operative Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 7.2 Survival of Provisions. The representations and warranties set forth herein shall survive for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of the Company or the Investor. The covenants made in this Agreement shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Shares and payment therefor and repayment, conversion, exercise or repurchase thereof. All indemnification obligations of the Company and the Investor pursuant to this Agreement and the provisions of Article VI shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the parties, regardless of any purported general termination of this Agreement.

Section 7.3 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Operative Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Operative Document, any waiver of any provision of this Agreement or any other Operative Document, and any consent to any departure by the Company from the terms of any provision of this Agreement or any other Operative Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

Section 7.4 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon the Company, the Investor, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b) Assignment of Rights. All or any portion of the rights and obligations of the Investor under this Agreement may be transferred by the Investor to any Affiliate without the consent of the Company. No portion of the rights and obligations of the Investor under this Agreement may be transferred by the Investor to a non-Affiliate without the written consent of the Company (which consent shall not be unreasonably withheld by the Company).

Section 7.5 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)	If to the Investor:

CPP Investment Board PMI-2 Inc.

One Queen St. East

Suite 2500

P.O. Box 101

Toronto, Ontario M5C 2W5

Attention: Scott Lawrence, Authorized Signatory

Facsimile: (416) 868-8690

with a copies to:

CPP Investment Board PMI-2 Inc.

One Queen St. East

Suite 2500

P.O. Box 101

Toronto, Ontario M5C 2W5

Attention: John Butler, Director and Secretary

Facsimile: (416) 868-4760

and

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention: Keith R. Fullenweider

(b)	If to the Company:

Halcón Resources Corporation

1000 Louisiana Street

Suite 6700

Houston, Texas 77002

Attention: General Counsel

with a copy to:

Thompson & Knight LLP

333 Clay Street

Suite 3300

Houston, Texas 77002

Attention: William Heller

or to such other address as the Company or the Investor may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.6 Removal of Legend. In connection with a sale of the Shares by the Investor in reliance on Rule 144, the Investor or its broker shall deliver to the transfer agent and the Company a broker representation letter providing to the transfer agent and the Company any information the Company deems necessary to determine that the sale of the Shares is made in compliance with Rule 144, including, as may be appropriate, a certification that the Investor is not an Affiliate of the Company and regarding the length of time the Shares have been held. Upon receipt of such representation letter, the Company shall promptly direct its transfer agent to credit such shares to book-entry accounts maintained by the transfer agent without a restrictive legend, including the legend referred to in Section 4.7, and the Company shall bear all costs associated therewith. After the Investor or its permitted assigns have held the Shares for one year, the Company agrees, upon request of the Investor or permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 4.7 from the Shares, and the Company shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as the Investor or its permitted assigns provide to the Company any information the Company deems necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including a certification that the holder is not, and has not been for the preceding 90 days, an Affiliate of the Company (and a covenant to inform the Company if it should thereafter become an Affiliate and to consent to exchange its shares for shares bearing an appropriate restrictive legend) and regarding the length of time the Shares have been held.

Section 7.7 Entire Agreement. This Agreement, the other Operative Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Operative Documents with respect to the rights granted by the Company or any of its Affiliates or the Investor or any of its Affiliates set forth herein or therein. This Agreement, the other Operative Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.8 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of New York.

Section 7.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 7.10 Termination.

(a) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by the written consent of the Investor, upon a breach in any material respect by the Company of any covenant or agreement set forth in this Agreement and any such breach has not been cured with ten (10) days of the company receiving written notice thereof.

(b) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing:

(i) if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;

(ii) if, under the HSR Act or otherwise, the U.S. Federal Trade Commission or the U.S. Department of Justice shall have commenced or threatened to commence any proceeding to delay or enjoin or seek damages in connection with the transactions contemplated by this Agreement or the Acquisition Agreement;

(iii) upon the termination of the Acquisition Agreement; or

(iv) if the Closing of the Acquisition shall not have occurred by December 20, 2012.

(c) In the event of the termination of this Agreement as provided in this Section 7.10, this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any party hereto, except as set forth in Article VI of this Agreement and this Section 7.10; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

(d) If (a) the Company for any reason fails to tender the Shares for delivery to the Investor, or (b) the Investor shall decline to purchase the Shares for any reason permitted under this Agreement, the Company shall promptly reimburse the Investor for one-half of the actual out-of-pocket expenses (including fees and disbursements of counsel for the Investor) incurred by the Investor in connection with this Agreement and the proposed purchase of the Shares in an amount up to $500,000.

Section 7.11 Recapitalization, Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Shares, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement and prior to the Closing.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

HALCÓN RESOURCES CORPORATION

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
Chief Executive Officer

Signature Page to Common Stock Purchase Agreement

CPP INVESTMENT BOARD PMI-2 INC.

By:	/s/ Eric M. Wetlaufer
Name:	Eric M. Wetlaufer
Title:	Authorized Signatory

By:	/s/ R. Scott Lawrence
Name:	R. Scott Lawrence
Title:	Authorized Signatory

Signature Page to Common Stock Purchase Agreement

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS

[    ], 2012

CPP Investment Board PMI-2 Inc

One Queen St. East

Suite 2500

Toronto, Ontario M5C 2W5.

Attention: R. Scott Lawrence

Vice President, Head of Relationship Investments

Re:	Effectiveness of Subscription Agreement

Ladies and Gentlemen:

Halcón Resources Corporation (the “Company”) is delivering this notice of effectiveness (“Effectiveness Notice”) pursuant to Section 2.5(a) of the Common Stock Purchase Agreement, dated as of October 19, 2012, by and between the Company and CPP Investment Board PMI-2 Inc. (the “Purchase Agreement”). The Company acknowledges that as a result of this delivery of the Effectiveness Notice, all provisions of the Purchase Agreement are now enforceable against the Company in accordance with its terms.

Yours Truly,

HALCÓN RESOURCES CORPORATION

By:
Name:
Title:

Exhibit A to Common Stock Purchase Agreement

EXHIBIT B

FORM OF STOCKHOLDERS AGREEMENT

[See Attached]

Exhibit B to Common Stock Purchase Agreement

EXHIBIT C

FORM OF OPINION OF THOMPSON & KNIGHT

1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2. The Company (a) has the corporate power to execute, deliver and perform the Purchase Agreement, (b) has taken all corporate action necessary to authorize the execution, delivery and performance of the Purchase Agreement and (c) has duly executed and delivered the Purchase Agreement.

3. The execution and delivery by the Company of the Purchase Agreement do not, and the performance by it of its obligations thereunder will not:

(a) violate its certificate of incorporation or bylaws;

(b) breach or result in a default or the creation of any lien under any agreement or instrument listed in Schedule I.B (the “Applicable Contracts”) (except that we express no opinion with respect to financial covenants and other similar provisions in any Applicable Contract requiring financial calculations or determinations to ascertain compliance) or any order, writ, judgment, injunction, decree, determination or award listed in Schedule I.C; or

(c) result in a violation by it of any Applicable Laws or the Delaware General Corporation Law.

4. No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body, or any third party that is a party to an Applicable Contract, is required for the due execution, delivery or performance by the Company of the Purchase Agreement, except that we express no opinion with respect to authorizations, approvals, actions, notices and filings that may be required in connection with financial covenants and other similar provisions in any Applicable Contract requiring financial calculations or determinations to ascertain compliance.

5. The Company is not, and as a result of the transactions contemplated by the Purchase Agreement will not be, required to register as an investment company under the Investment Company Act.

6. Based upon the representations, warranties and agreements of the Company and the you in the Purchase Agreement, it is not necessary in connection with the offer and sale of the Shares to you under the Purchase Agreement to register the Shares under the Securities Act of 1933, as amended (the “Securities Act”), it being understood that no opinion is expressed as to any subsequent resale of the Shares.

7. The Shares have been duly authorized and, when issued to you against payment therefore as provided in the Purchase Agreement, will be validly issued, fully paid and non-assessable.

Exhibit C to Common Stock Purchase Agreement

8. The issuance of the Shares is not subject to preemptive rights under the Delaware General Corporation Law, the certificate of incorporation or by-laws of the Company or any Applicable Contract.

9. We are not representing the Company in any pending litigation in which it is a named defendant that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Purchase Agreement.

Exhibit C to Common Stock Purchase Agreement

SCHEDULE 3.1

SUBSIDIARIES OF THE COMPANY

SUBSIDIARY	JURISDICTION OF FORMATION

Great Plains Pipeline Company	Delaware
Halcón Energy Properties, Inc.	Delaware
Halcón Field Services, LLC	Delaware
Halcón Holdings, Inc.	Delaware
Halcón Operating Co., Inc.	Texas
Halcón Resources Operating, Inc.	Delaware
Halcón Louisiana Operating, L.P.	Delaware
HLP Gulf States, LLC	Oklahoma
HRC Energy Holdings (LA), Inc.	Delaware
HRC Energy Louisiana, LLC	Delaware
HRC Energy Resources (LaFourche), Inc.	Louisiana
HRC Energy Resources (WV), Inc.	Delaware
Halcón GEO Holdings, LLC	Delaware
Pontotoc Production Company, Inc.	Texas
AROC (Texas), Inc.	Texas
Catena Oil & Gas LLC	Texas
G3 Energy, LLC	Colorado
G3 Operating, LLC	Colorado
Southern Bay Operating, L.L.C.	Texas
Southern Bay Energy, LLC	Texas
Southern Bay Louisiana, LLC	Texas
Western Star Drilling Company	North Dakota

Schedule 3.1 to Common Stock Purchase Agreement

FORM OF STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) dated as of [—], 2012, is entered into by and between HALCÓN RESOURCES CORPORATION, a Delaware corporation (the “Company”), and CPP Investment Board PMI-2 Inc. (“CPPIB”).

RECITALS

WHEREAS, pursuant to that certain Common Stock Purchase Agreement by and between the Company and CPPIB executed on October 19, 2012 (the “Purchase Agreement”), CPPIB will receive the number of shares of Common Stock set forth on Schedule 1 attached hereto; and

WHEREAS, as a condition to CPPIB’s obligation to consummate the investment contemplated by the Purchase Agreement, the Company has agreed to grant to CPPIB certain rights with respect to their shares as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

For purposes of this Agreement, the following terms shall have the respective meanings assigned to them in this Section 1. All capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the Purchase Agreement.

“Barclays RRA” means that certain Registration Rights Agreement dated as of March 5, 2012, as supplemented or amended, by and between the Company and Barclays Capital, Inc., as lead placement agent.

“Board” shall mean the Board of Directors of the Company.

“Business Day” means a day other than (i) a Saturday or Sunday or (ii) any day on which banks located in New York, New York, U.S.A. or Toronto, Ontario, Canada are authorized or obligated to close.

“Closing” shall mean the closing of the transactions contemplated by the Purchase Agreement.

“Common Stock” means the common stock of the Company, par value $.0001 per share.

“Covered Shares” shall mean (i) the shares of Common Stock issued to CPPIB pursuant to the Purchase Agreement, (ii) any other shares of Common Stock of the Company held by any Holder and (iii) any securities issued or issuable with respect to the shares described in clauses (i) and (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Director” means a member of the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Equity Securities” means any and all shares of Common Stock and any securities of the Company convertible into or exercisable for, shares of Common Stock, and options, warrants or other rights to acquire shares of Common Stock.

“Excluded Securities” means Equity Securities issued in connection with: (a) a grant to any existing or prospective consultants, employees, officers or Directors pursuant to any stock option plan or other compensation agreement; (b) the conversion or exchange of any securities of the Company into shares of Common Stock or the exercise of any options, warrants or other rights to acquire shares of Common Stock; (c) any acquisition by the Company of the stock, assets, properties or business of any person; (d) any merger, consolidation or other business combination transaction involving the Company; (e) securities issued in connection with any issuance of debt by the Company, and (f) securities issued as a dividend or upon any split or other pro-rata distribution in respect of the outstanding shares of Common Stock.

“HALRES RRA” means the Registration Rights Agreement dated as of February 8, 2012 by and between the Company and HALRES, LLC.

“Holders” shall mean CPPIB and all affiliates of CPPIB that become holders of Registrable Securities or Covered Shares, as the case may be.

“Necessary Action” shall mean, with respect to a specified result, all actions (to the extent such actions are permitted by law and, in the case of any action by the Company that requires a vote or other action on the part of the Board, to the extent such action is consistent with the fiduciary duties that the Directors may have in such capacity) reasonably necessary to cause such result, including causing the adoption of amendments to the Company’s Bylaws to increase the size of the Board; provided, however, that in no event shall Necessary Action include any action that requires approval by the Company’s stockholders or any action that cannot be taken exclusively by the Board under applicable law, NYSE listing standards or the Company’s organizational documents.

“Petro-Hunt RRA” means the Registration Rights Agreement to be entered into upon the closing of the Acquisition (as defined in the Purchase Agreement).

“Registrable Securities” shall mean (i) the shares of Common Stock issued to CPPIB pursuant to the Purchase Agreement, (ii) any other shares of Common Stock of the Company held by any Holder and (iii) any securities issued or issuable with respect to the shares described in clauses (i) and (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, provided, however, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (C) such

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securities have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities in accordance with Section 7 hereof.

“Securities Act” means the Securities Act of 1933, as amended.

Section 2. Stockholder Board Nomination, Pre-emptive Rights and Voting Agreement.

(a) The Company will, concurrently with the Closing, or within a reasonable time thereafter, cause one person designated in writing by CPPIB (the “CPPIB Board Representative”) to be elected or appointed to the Board as a Class B Director, subject to the satisfaction of all legal and governance requirements regarding service as a Director and to the reasonable approval of the Board or any committee established by the Board to address specified governance issues (the “Nominating and Governance Committee”). After such appointment, so long as the Holders beneficially own (as determined in accordance with Rule 13d-3 under the Exchange Act, but excluding for this purpose any attribution of ownership of securities held by persons who are not affiliates of CPPIB), in the aggregate, at least 5.0% of the outstanding shares of Common Stock, the Company will be required to recommend to its stockholders the election of the CPPIB Board Representative at the Company’s annual meeting, subject to the satisfaction of all legal and governance requirements regarding service as a Director and to the reasonable approval of the Nominating and Governance Committee of the Board (such approval not to be unreasonably withheld or delayed), to the Board. If the Holders no longer beneficially own (as determined in accordance with Rule 13d-3 under the Exchange Act, but excluding for this purpose any attribution of ownership of securities held by persons who are not affiliates of CPPIB), in the aggregate, at least 5.0% of the outstanding shares of Common Stock, CPPIB will have no further rights under this Section 2(a), and, at the written request of the Board, shall use its reasonable best efforts to cause the CPPIB Board Representative to resign from the Board as promptly as possible thereafter; provided, however, that upon the occurrence of any event which results in the Holders beneficially owning less than 5.0% of the outstanding shares of Common Stock, other than the sale of shares of Common Stock by the Holders, the Holders shall have 45 days after being advised in writing by the Company of the occurrence of such event or otherwise becoming aware that it beneficially owns (as determined in accordance with Rule 13d-3 under the Exchange Act, but excluding for this purpose any attribution of ownership of securities held by persons who are not affiliates of CPPIB) less than 5.0% of the outstanding shares of Common Stock, within which to buy (in accordance with applicable laws) additional shares of Common Stock in the market in order to increase the number of shares of Common Stock it beneficially owns (as determined in accordance with Rule 13d-3 under the Exchange Act, but excluding for this purpose any attribution of ownership of securities held by persons who are not affiliates of CPPIB) to at least 5.0% of the outstanding shares of Common Stock.

(b) If, at any time, the Holders beneficially own (as determined in accordance with Rule 13d-3 under the Exchange Act, but excluding for this purpose any attribution of ownership of securities held by persons who are not affiliates of CPPIB), in the aggregate, at least 20.0% of the outstanding shares of Common Stock, the Company will cause one additional person designated in writing by CPPIB (the “Additional CPPIB Board Representative” and, together with the CPPIB Board Representative, the “CPPIB Board Representatives”) to be elected or

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appointed to the Board subject to the satisfaction of all legal and governance requirements regarding service as a Director and to the reasonable approval of the Board or the Nominating and Governance Committee; provided, however, that CPPIB shall only have the right to appoint the Additional CPPIB Representative if the Board consists of 10 or more persons (after giving effect to the addition of the Additional CPPIB Board Representative). After such appointment, so long as the Holders beneficially own (as determined in accordance with Rule 13d-3 under the Exchange Act, but excluding for this purpose any attribution of ownership of securities held by persons who are not affiliates of CPPIB), in the aggregate, at least 20.0% of the outstanding shares of Common Stock, the Company will be required to recommend to its stockholders the election of the Additional CPPIB Board Representative at the Company’s annual meeting, subject to the satisfaction of all legal and governance requirements regarding service as a Director and to the reasonable approval of the Nominating and Governance Committee of the Board (such approval not to be unreasonably withheld or delayed), to the Board. If the Holders no longer beneficially own (as determined in accordance with Rule 13d-3 under the Exchange Act, but excluding for this purpose any attribution of ownership of securities held by persons who are not affiliates of CPPIB), in the aggregate, at least 20.0% of Common Stock, CPPIB will have no further rights under this Section 2(b), and, at the written request of the Board, shall use all reasonable best efforts to cause the Additional CPPIB Board Representative to resign from the Board as promptly as possible thereafter; provided, however, that upon the occurrence of any event which results in the Holders beneficially owning less than 20.0% of the outstanding shares of Common Stock, other than the sale of shares of Common Stock by the Holders, the Holders shall have 45 days after being advised in writing by the Company of the occurrence of such event or otherwise becoming aware that it beneficially owns (as determined in accordance with Rule 13d-3 under the Exchange Act, but excluding for this purpose any attribution of ownership of securities held by persons who are not affiliates of CPPIB) less than 20.0% of the outstanding shares of Common Stock, within which to buy (in accordance with applicable laws) additional shares of Common Stock in the market in order to increase the number of shares of Common Stock it beneficially owns (as determined in accordance with Rule 13d-3 under the Exchange Act, but excluding for this purpose any attribution of ownership of securities held by persons who are not affiliates of CPPIB) to at least 20.0% of the outstanding shares of Common Stock.

(c) The CPPIB Board Representatives (including any successor nominees) duly selected in accordance with Sections 2(a) and 2(b), shall, subject to applicable law, be the Company’s and the Nominating and Governance Committee’s nominees to serve on the Board. The Company shall take all Necessary Actions to cause the CPPIB Board Representatives to be elected as Directors of the Company.

(d) CPPIB shall have the power to designate the CPPIB Board Representatives’ replacements upon the death, resignation, retirement, disqualification or removal from office of such Directors. Such replacement CPPIB Board Representative shall be subject to the satisfaction of all legal and governance requirements regarding service as a Director and to the reasonable approval of the Nominating and Governance Committee of the Board (such approval not to be unreasonably withheld or delayed). The Board shall take all Necessary Actions to cause the Company to fill the vacancy resulting therefrom with such person (including such person, subject to applicable law, being the Company’s and the Nominating and Governance Committee’s nominee to serve on the Board, using all reasonable best efforts to have such person elected as a Director and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board).

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(e) The CPPIB Board Representatives shall be entitled to the same rights, and shall be bound by the same duties and obligations as other non-management members of the Board generally.

(f) So long as the Holders beneficially own (as determined in accordance with Rule 13d-3 under the Exchange Act, but excluding for this purpose any attribution of ownership of securities held by persons who are not affiliates of CPPIB), in the aggregate, greater than 5.0% of the outstanding shares of Common Stock of the Company, the Holders shall have the pre-emptive right to purchase their pro rata portion of any Equity Securities (other than Excluded Securities) (the “New Securities”) that the Company may, from time to time, propose to issue or sell to any party, whether by way of a public offering or private placement (each, an “Offering”). In order for the Holders to assess such an Offering, the Company shall provide written notice to the Holders when the Company considers a possible Offering in which the Investor would have the right to participate pursuant to this Section 2(f), which notice shall reflect the type of Offering proposed (e.g. marketed deal or private placement). The Company shall provide the Holders with at least four (4) Business Days prior notice of the Company announcing that it is conducting an Offering and the Holders shall, within three (3) Business Days of receipt of the Company’s notice, advise whether the Holders wish to participate in the Offering and the extent of such participation; provided, however, that in the case of a “bought” deal, the Company shall provide the Investor at least 24 hours’ notice of the Company announcing that it is conducting such an Offering and the Holders shall, prior to one-half hour before the Company’s announcement of the Offering, advise the Company as to whether it wishes to participate in the Offering and the extent of such participation. If the Holders do not respond to notice of an Offering received from the Company within the time periods provided for in this Section 2(f), the Holders shall be deemed to have elected not to participate in such Offering. Notwithstanding the foregoing, if issuance of New Securities to the Holders pursuant to this Section 2(f) would require the Company to seek approval of its stockholders under the rules of the New York Stock Exchange, the Company shall not be required to seek approval of its stockholders for such issuance, and the pro rata portion of New Securities that the Holders may purchase shall be limited to the maximum amount of New Securities that the Holders would be able to purchase without stockholder approval; provided, however, that if the Company is seeking its approval of its stockholders for any other reason in connection with the Company’s proposed issuance of New Securities, then the Company shall also seek stockholder approval of the issuance to the Holders of their pro rata portion of the New Securities pursuant to this Section 2(f), and if, such stockholder approval is obtained, the Holders shall be entitled to purchase their full pro rata portion of the New Securities.

(g) CPPIB hereby irrevocably and unconditionally agrees that at any meeting of the stockholders of the Company at which action is to be taken by the stockholders with respect to the transactions contemplated by the Acquisition Agreement, including, without limitation, (i) the approval of an amendment to the Company’s Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder and (ii) approval of the conversion of the Company’s convertible preferred stock issued to Petro-Hunt and Pillar Energy (the “Transactions”), however called, including any adjournment or postponement thereof, and in

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connection with any written consent of the stockholders of the Company relating to the Transactions, CPPIB shall, in each case to the fullest extent that the Covered Shares are entitled to vote thereon or consent thereto (x) appear at each such meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of calculating a quorum, and (y) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares in favor of the Transactions and any other action reasonably requested by the Company in furtherance thereof, submitted for the vote or written consent of stockholders.

Section 3. Mandatory Shelf Registration.

(a) The Company agrees to file with the Commission a shelf registration statement on Form S-3 or such other form under the Securities Act then available to the Company providing for the resale pursuant to Rule 415 from time to time by the Holders of any and all Registrable Securities (including a prospectus, any amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the “Mandatory Shelf Registration Statement”). The Company agrees to use its reasonable best efforts to cause any Mandatory Shelf Registration Statement to be declared effective by the Commission within 365 days following the Closing Date.

(b) The Company shall use its reasonable best efforts to cause any Mandatory Shelf Registration Statement to remain continuously effective until the earlier of (i) the sale pursuant to a registration statement of all of the Registrable Securities covered by the Mandatory Shelf Registration Statement, (ii) the sale, transfer or other disposition pursuant to Rule 144 of all of the Registrable Securities covered by the Mandatory Shelf Registration Statement or (iii) the second anniversary of the effective date of the initial Mandatory Shelf Registration Statement (subject to extension pursuant to Section 12 below); provided, however, that in the event that CPPIB has the right, pursuant to Section 2 hereof, to designate at least one (1) Director, such period under this clause (iii) shall be extended for as long as CPPIB retains such right to designate at least one director. Any Mandatory Shelf Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available to, and requested by, the Holders of the Registrable Securities.

Section 4. Underwritten Public Offerings.

(a) Following the expiration of the Lock-Up Period and for so long as CPPIB retains the right to designate at least one Director pursuant to Section 2 of this Agreement, the Holders shall have the right to require the Company to conduct one (1) underwritten public offering of all or a portion of the Holders’ Registrable Securities in accordance with this Section 4 (an “Underwritten Offering”); provided, however, that in no event shall the Company be required to conduct an Underwritten Offering for less than a minimum of $10 million of Registrable Securities, in the aggregate (determined by multiplying the number of Registrable Securities held by the Holders requesting the Underwritten Offering (the “Requesting Holders”) by the average of the closing price on the NYSE for the Common Stock for the ten trading days preceding the date of such notice). In addition, if at any time and for so long as the Holders beneficially own

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(as determined in accordance with Rule 13d-3 under the Exchange Act, but excluding for this purpose any attribution of ownership of securities held by persons who are not affiliates of CPPIB)), in the aggregate, over 15.0% of the issued and outstanding shares of Common Stock of the Company, the Holders shall be entitled to require the Company to conduct one (1) additional Underwritten Offering pursuant to the terms of this Agreement; provided, however, that the Company shall not be required to effect more than two (2) Underwritten Offerings pursuant to this Section 4; and provided, further, that the Company shall not be required to effect more than one (1) Underwritten Offering in any twelve (12) month period.

(b) Upon the request of the Requesting Holders (which request shall specify the Registrable Securities intended to be included in such Underwritten Offering), the Company will use its reasonable best efforts to effect such Underwritten Offering in accordance with the procedures set forth in Section 11 below; provided, however, that the Company shall have the right to defer such Underwritten Offering in accordance with Section 12 below.

(c) In addition, the Requesting Holders shall give notice to the Company of the managing underwriters for such proposed Underwritten Offering, such managing underwriters to be subject to the approval of the Company, not to be unreasonably withheld.

(d) If an Underwritten Offering pursuant to this Section 4 is commenced, but not completed for any reason (other than as a result of the Requesting Holders’ (i) determination not to complete the Underwritten Offering, (ii) failure to provide all necessary information regarding the Requesting Holders to the Company or the underwriters or (iii) failure to satisfy any of the covenants or conditions contained in the underwriting agreement relating to such Underwritten Offering), such Underwritten Offering will not count as one of the Underwritten Offerings that the Company is obligated to effect pursuant to this Section 4.

Section 5. Piggy-Back Registration Rights.

(a) If the Company proposes to file, on its own behalf, a Registration Statement under the Securities Act on Form S-1 or S-3 or similar forms available for use by the Company, other than pursuant to Section 3 of this Agreement or on Form S-8 in connection with a dividend reinvestment, employee stock purchase, option or similar plan or on Form S-4 in connection with a merger, consolidation or reorganization, the Company shall give written notice to CPPIB at least ten (10) days before the filing with the Commission of such Registration Statement. Such notice shall offer to include in such filing all or a portion of the Registrable Securities owned by the Holders. If any Holder desires to include all or a portion of its Registrable Securities in such Registration Statement, it shall give written notice to the Company within three (3) business days after the date of receipt of such offer specifying the amount of Registrable Securities to be registered (for purposes of this Section 5, “Specified Shares”). The Company shall thereupon include in such filing the Specified Shares, subject to priorities in registration set forth in this Agreement, and subject to its right to withdraw such filing, and shall use its reasonable best efforts to effect the registration under the Securities Act of the Specified Shares.

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(b) The right of any Holder to have Specified Shares included in any Registration Statement in accordance with the provisions of this Section 5 shall be subject to the following conditions:

(1) The Company shall have the right to require that the Holders agree to refrain from offering or selling any shares of Common Stock that it owns which are not included in any such Registration Statement in accordance with this Section 5 for any reasonable time period, not to exceed ninety (90) days, as may be specified by any managing underwriter of the offering to which such Registration Statement relates.

(2) If (A) a registration pursuant to this Section 5 involves an underwritten offering of the securities being registered to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction and (B) the managing underwriter of such underwritten offering shall inform the Company and the Holders by letter of its belief that the amount of Specified Shares requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within a price range acceptable to the Company or a majority of such requesting stockholders, including the Holders, then the Company will include in such registration such amount of securities which the Company is so advised can be sold in (or during the time of) such offering as follows: first, the securities being offered by the Company for its own account; second, any shares of common stock requested to be included in such Registration Statement pursuant to the Barclays RRA; third, the Specified Shares and any shares of common stock requested to be included in such Registration Statement pursuant to the HALRES RRA and the Petro-Hunt RRA, pro rata on the basis of the amount of shares of Common Stock so proposed to be sold and so requested to be included by all such stockholders, including the Holders; and fourth, the securities of the Company, if any, proposed to be included in the registration by any other holders of the Company’s securities (whether or not such holders have contractual rights to include such securities in the registration).

The Company shall furnish the Holders with such number of copies of the Prospectus as the Holders may reasonably request in order to facilitate the sale and distribution of their Specified Shares.

(c) Notwithstanding the foregoing, the Company in its sole discretion may determine not to file the Registration Statement or proceed with the offering as to which the notice specified in Section 5(a) is given without liability to the Holders.

Section 6. Participation in Underwritten Offering. No Holder may participate in any Underwritten Offering unless such Holder (a) agrees to sell its Registrable Securities included in such registration on the basis provided in any underwriting arrangements approved by the holders of at least a majority of the Registrable Securities to be included in such registration, or by a Person appointed by such holders to act on their behalf to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, provided, however, that no Holder shall be required to make any representations or warranties to, or agreements with, the Company or any underwriters other than such representations, warranties or agreements as are customary and reasonably requested by the underwriters.

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Section 7. Exclusive Registration Rights and Transfer.

The rights of CPPIB, as the initial Holder under this Agreement, may upon notice to the Company be transferred to any of CPPIB’s affiliates to which any Registrable Securities are transferred; provided that any such transferee shall have executed and delivered to the Company an agreement in form and substance reasonably acceptable to the Company whereby such transferee agrees to be bound by the terms and conditions of this Agreement as if such transferee were an original party hereto. Except as provided in this Section 7, the rights granted under this Agreement are granted specifically to and for the benefit of CPPIB and shall not pass to any other transferee of Registrable Securities. From and after the date of this Agreement, the Company will not, without the prior written consent of CPPIB, enter into any agreement with respect to its securities that violates the rights granted to CPPIB in this Agreement. The foregoing shall not restrict or prevent the Company from entering into any other agreement with any party pertaining to the registration by the Company of such party’s Common Stock, provided, however, that no such agreement shall grant to any Person registration rights that are superior or preferential to the rights granted to the Holders hereunder or that would otherwise frustrate the purposes of this Agreement. Except as set forth in Schedule 2 attached hereto, the Company represents and warrants to CPPIB that, as of the date hereof, the Company is not a party to any agreement, other than this Agreement, pertaining to the registration by the Company of Common Stock.

Section 8. Expenses. The Company shall bear all the expenses in connection with any Registration Statement under this Agreement, other than transfer taxes payable on the sale of Shares, the fees and expenses of counsel engaged by the Holders and fees, commissions and discounts of brokers, dealers and underwriters.

Section 9. Recall of Prospectuses, etc. With respect to a Registration Statement or amendment thereto filed pursuant to this Agreement, if, at any time, the Company notifies the Holders that an amendment to such Registration Statement or an amendment or supplement to the prospectus included therein is necessary or appropriate, the Holders will forthwith cease selling and distributing Shares thereunder and will, upon the Company’s request, forthwith redeliver to the Company all copies of such Registration Statement and prospectuses then in its possession or under its control. The Company will use its reasonable best efforts to cause any such amendment or supplement to become effective as soon as practicable and will furnish the Holders with a reasonable number of copies of such amended or supplemented prospectus (and the period during which the Company is required to use its best efforts to maintain such Registration Statement in effect pursuant to this Agreement will be increased by a number of days equal to the number of days in the period from the date on which any Holder was required to cease selling and distributing Shares thereunder to the date on which the Company delivers copies of such effective amendment or supplement to each Holder).

Section 10. Cooperation. The Company shall be entitled to require the Holders to cooperate with the Company in connection with a registration of Registrable Securities pursuant to this Agreement and each Holder will furnish (i) such information concerning such Holder as may be required by the Company or the Commission in connection therewith and (ii) such representations, undertakings and agreements as may be required by the Commission in connection therewith.

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Section 11. Underwritten Offering Procedures. Upon the receipt of a request for any Underwritten Offering pursuant to Section 4 of this Agreement, the Company will use its reasonable best efforts to effect such Underwritten Offering, and pursuant thereto the Company will as expeditiously as possible:

(a) To the extent necessary to register any Registrable Securities that are not registered under the Mandatory Shelf Registration Statement, amend the Mandatory Shelf Registration Statement to add such Registrable Securities or prepare and file with the Commission a new registration statement on an appropriate form under the Securities Act (an “Additional Registration Statement” and, together with the Mandatory Shelf Registration Statement, a “Registration Statement”)) and use its reasonable best efforts to cause such Additional Registration Statement to become effective at the earliest practicable date, but in no event later than thirty (30) days from the Company’s receipt of the Holder’s request to have Registrable Securities included such Registration Statement; provided, that before filing any Additional Registration Statement or any prospectus or any amendments or supplements to any Registration Statement or any prospectus, including documents incorporated by reference after the initial filing of any Registration Statement, the Company will promptly furnish to the Requesting Holders and the underwriters copies of all such documents proposed to be filed, which documents will be subject to the review of the Requesting Holders and the underwriters, and the Company will not file any Registration Statement or amendment thereto, or any prospectus or any supplement thereto (including such documents incorporated by reference) to which the Requesting Holders or the underwriters shall reasonably object in light of the requirements of the Securities Act and any other applicable laws and regulations.

(b) Prepare and file with the Commission such amendments and post-effective amendments to any Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3(b) or, with respect to any Additional Registration Statement, for such period of time as is necessary to complete an Underwritten Offering pursuant to this Agreement; cause the related prospectus to be filed pursuant to Rule 424(b) (or any successor provision) under the Securities Act; cause such prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424(b) (or any successor provision) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition set forth in such Registration Statement or prospectus or supplement to such prospectus.

(c) Notify the Requesting Holders and the managing underwriters promptly, and (if requested by any such Person) confirm such advice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceeding for that purpose, (iv) if at any time the representations and warranties of the Company contemplated by paragraph (j) cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of qualification of any

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of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (vi) of the happening of any event which requires the making of any changes in a Registration Statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosures and post-effective amendment.

(d) Make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

(e) If requested by the managing underwriters or the Requesting Holders, immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the Requesting Holders reasonably request be included therein relating to such sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to such underwriters and the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering; make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement to the extent reasonably requested by the Requesting Holders or any underwriter of such Registrable Securities.

(f) Furnish to the Requesting Holders and each managing underwriter without charge, at least one signed copy of the Registration Statement, any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

(g) Deliver without charge to the Requesting Holders and the underwriters as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; and the Company consents to the use of such prospectus or any amendment or supplement thereto by such Requesting Holders and the underwriters, if any, in connection with the offer and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto.

(h) Prior to any public offering of Registrable Securities, register or qualify or cooperate with the Requesting Holders, the underwriters, if any, and respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Requesting Holders or an underwriter reasonably requests in writing; keep each such registration or qualification effective during the period the Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required in connection therewith or as a condition thereto to qualify generally to do business or subject itself to general service of process in any such jurisdiction where it is not then so subject.

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(i) Upon the occurrence of any events described in paragraph (c)(ii) through (c)(vii) above, prepare, to the extent required, a supplement or post-effective amendment to the applicable Registration Statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchaser of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j) Enter into such customary and reasonable agreements (including an underwriting agreement) and take all such other actions reasonably necessary in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registrable Securities to be covered by such registration are to be offered in an underwritten offering: (i) make such representations and warranties to the Requesting Holders as to the Registration Statement, prospectus and documents incorporated by reference, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) use reasonable best efforts to obtain opinions of counsel to the Company and updates thereof with respect to the Registration Statement and the prospectus in the form, scope and substance which are customarily delivered in underwritten offerings; (iii) in the case of an underwritten offering, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and the Requesting Holders) addressed to the Requesting Holders and the underwriters covering the matters customarily covered in opinions delivered in underwritten offerings and such other matters as may be reasonably requested by the Requesting Holders and such underwriters; (iv) use reasonable best efforts to obtain comfort letters and updates thereof from the Company’s independent certified public accountants addressed to the Requesting Holders and the underwriters such letters to be in customary form and covering matters of the type customarily covered in comfort letters by accountants in connection with underwritten offerings; (v) any underwriting agreement entered into shall set forth in full the indemnification provisions and procedures customarily included in underwriting agreements in underwritten offerings; and (vi) the Company shall deliver such documents and certificates as may be reasonably requested by the Requesting Holders and the managing underwriters to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder.

(k) Make available for inspection by a representative of the Requesting Holders, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by the Requesting Holders or such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration;

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provided, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosures of such records, information or documents is required by court or administrative order after prior written notice to the Company and cooperation with it in seeking a protective order.

(l) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, no later than 90 days after the end of any 12-month period (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering and (ii) beginning with the first day of the Company’s first fiscal quarter next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

(m) Use its reasonable best efforts to list all Registrable Securities covered by the Registration Statement on the New York Stock Exchange and any other securities exchange or trading market on which any of the equity securities of the Company of the same class as the Registrable Securities are then listed.

(n) For so long as either (i) CPPIB retains the right to designate at least one Director pursuant to Section 2 or (ii) the Company is required to maintain the effectiveness of the Mandatory Shelf Registration Statement pursuant to Section 3 hereof, maintain the effectiveness of the registration of the Common Stock under the Exchange Act and use its reasonable best efforts to prepare and file in a timely manner all documents and reports required by such Act.

(o) If the Company, in the exercise of its reasonable judgment, objects to any change requested by the Requesting Holders or the underwriters to any Registration Statement or prospectus or any amendments or supplements thereto (including documents incorporated or to be incorporated therein by reference) as provided for in this Section 11, the Company shall not be obligated to make any such change and such Requesting Holders may withdraw their Registrable Securities from such registration or Underwritten Offering, in which event (i) the Company shall pay all registration expenses (including its counsel fees and expenses) incurred in connection with such Registration Statement or amendment thereto or prospectus or supplement thereto, and (ii) in the case of an Underwritten Offering being effected pursuant to Section 4, such registration shall not count as one of the Underwritten Offerings the Company is obligated to effect pursuant to Section 4.

Section 12. Suspension Period.

(a) Subject to the to the provisions of this Section 12 and a good faith determination by a majority of the Board that it is in the best interests of the Company to suspend the use of the Mandatory Shelf Registration Statement, following the effectiveness of such Mandatory Shelf Registration Statement (and the filings with any international, federal or state securities commissions), the Company, by written notice to the Holders, may direct the Holders to suspend sales of the Registrable Securities pursuant to such Mandatory Shelf Registration Statement for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than 60 days in any 90-day period or more than 120 days in any 12-month

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period), if any of the following events shall occur: (i) an underwritten public offering of Common Stock by the Company if the Company is advised by the underwriters that the concurrent resale of the Registrable Securities by the Holders pursuant to the Mandatory Shelf Registration Statement would have a material adverse effect on the Company’s offering, or (ii) pending discussions relating to a transaction or the occurrence of an event (1) that would require additional disclosure of material information by the Company in the Mandatory Shelf Registration Statement and that has not been so disclosed, and (2) as to which the Company has a bona fide business purpose for preserving confidentiality. Upon the earlier to occur of (A) the Company delivering to the Holders an End of Suspension Notice, as hereinafter defined, or (B) the end of the maximum permissible suspension period, the Company shall use its commercially reasonable efforts to promptly amend or supplement the Mandatory Shelf Registration Statement on a post-effective basis, if necessary, or to take such action as is necessary to make resumed use of the Mandatory Shelf Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Securities as soon as possible.

(b) In the case of an event that causes the Company to suspend the use of a Mandatory Shelf Registration Statement (a “Suspension Event”), the Company shall give written notice (a “Suspension Notice”) to the Holders to suspend sales of the Registrable Securities, and such notice shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is taking all reasonable steps to terminate suspension of the effectiveness of the Mandatory Shelf Registration Statement as promptly as possible. The Holders shall not effect any sales of the Registrable Securities pursuant to any Mandatory Shelf Registration Statement at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such Holder’s possession of the Prospectus covering the Registrable Securities at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Securities pursuant to the Mandatory Shelf Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders in the manner described above promptly following the conclusion of any Suspension Event and its effect.

(c) Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice pursuant to this Section 12 with respect to the Mandatory Shelf Registration Statement, the Company agrees that it shall extend the period of time during which such Mandatory Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of the giving of the Suspension Notice to and including the date when Holders shall have received the End of Suspension Notice and copies of the supplemented or amended Prospectus necessary to resume sales; provided such period of time shall not be extended beyond the date that Shares or Additional Shares are not Registrable Securities.

(d) In addition, upon the occurrence of any Suspension Event, the Company may defer any Underwritten Offering requested pursuant to Section 4 of this Agreement for a period of up to sixty (60) days upon written notice to the Requesting Holders; provided, however, that the Company may not utilize this right with respect to a request under Section 4 of this Agreement more than once in any twelve (12) month period.

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Section 13. Indemnification.

(a) In the event of any registration of any securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Holder, any underwriter and each other Person, if any, who controls any Holder or an underwriter within the meaning of the Securities Act, and the respective officers, directors, partners, members and employees of any Holder, any underwriters and controlling Persons, from and against any and all losses, claims, damages or liabilities, joint or several, to which any such indemnified Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement or preliminary prospectus or final or summary prospectus contained therein, or any amendment or supplement thereto, and any other document prepared by the Company and provided to Holders for their use in connection with the registered offering, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein (in the case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse such indemnified Persons for any reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim, excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without the prior written consent of the Company; provided, however, that the Company will not be liable to an indemnified Person in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or omission or alleged untrue statement or omission made in a Registration Statement, preliminary prospectus or final or summary prospectus or any amendment or supplement thereto or other document, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified Person, specifically for use in the preparation thereof.

(b) In the event of any registration of securities under the Securities Act pursuant to this Agreement, each Holder will indemnify and hold harmless the Company, each of its directors and officers, any underwriter and each other Person, if any, who controls the Company or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which any such indemnified Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement or preliminary prospectus or final or summary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse such indemnified Persons for any reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim, excluding any amounts paid in settlement of any litigation, commenced or threatened, if

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such settlement is effected without the prior written consent of the Holders; provided, however, that any liability or obligation of the Holders under this Section 13(b) shall only apply if, and to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission therein made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holders specifically for use in the preparation thereof. Notwithstanding the foregoing, the amount of the indemnity provided by the Holders pursuant to this Section 13 shall not exceed the net proceeds received by the Holders in the related registration and sale.

(c) Promptly after receipt by a party entitled to indemnification under Section 13(a) or 13(b) hereof of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under either of such subsections, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against the indemnified party and it shall so notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it so chooses, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party that it so chooses, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to diligently defend such claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes the indemnifying party has failed to take such steps or (ii) if the defendants in any such action include the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume its own legal defense and otherwise to participate in the defense of such action, with any expenses and fees related to such participation to be reimbursed by the indemnifying party. The indemnity and contribution agreements in this Section 13 are in addition to any liabilities which the indemnifying parties may have pursuant to law.

(d) If the indemnification provided for in this Section 13 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, or is insufficient to hold the indemnified party harmless therefrom, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 13, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

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The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 14. Sales under Rule 144. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other similar rule or regulation of the Commission that may at any time permit the Holders to sell the Registrable Securities without registration, the Company agrees for so long as either (i) CPPIB retains the right to designate at least one Director pursuant to Section 2 of this Agreement or (ii) the Company is required to maintain the effectiveness of the Mandatory Shelf Registration Statement pursuant to Section 3 hereof to:

(a) make and keep available adequate current public information, as those terms are understood and defined in Rule 144 (or any successor provision);

(b) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act; and

(c) furnish to the Holders forthwith upon request (i) a written statement by the Company that it has complied with the foregoing requirements and (ii) such other information as may be reasonably requested by any Holder in availing itself of any rule or regulation of the Commission which permits the selling of any such securities without registration.

Section 15. Removal of Legend. The Company agrees, to the extent allowed by law, to remove any legends describing transfer restrictions applicable to the Registrable Securities (i) upon the sale of such securities pursuant to an effective Registration Statement under the Securities Act or in accordance with the provisions of Rule 144 under the Securities Act, or (ii) upon the written request of any holder of Registrable Securities if the Holders have held the Registrable Securities for at least one year and such securities may then be sold without restriction under Rule 144 and such Holders provide to the Company any information that the Company deems necessary to determine that the legend is no longer required under the Securities Act or applicable state laws.

Section 16. Notices. Any notice to be given by any party hereunder to any other shall be in writing, mailed by certified or registered mail, return receipt requested, or via overnight delivery service and shall be addressed to the other parties at the addresses listed on the signature pages hereof. Notice shall be deemed effective upon receipt or refusal.

Section 17. Modification. Notwithstanding anything to the contrary in this Agreement or otherwise, no modification, amendment or waiver of any of the provisions of this Agreement

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shall be effective unless in writing and signed by the Company and CPPIB. Any such modification, amendment or waiver shall be binding on all holders of Registrable Securities and all Persons who may thereafter acquire any Registrable Securities.

Section 18. Non-Waiver. The failure to enforce at any time any of the provisions of this Agreement, or to require at any time performance by any other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions.

Section 19. Partial Invalidity. If any clause, sentence, paragraph, section or part of this Agreement shall be deemed invalid, unenforceable or against public policy, the part that is invalid, unenforceable or contrary to public policy shall not affect, impair, invalidate or nullify the remainder of this Agreement, but the invalidity, unenforceability or contrariness to public policy shall be confined only to the clause, sentence, paragraph, section or part of this Agreement so invalidated, unenforceable or against public policy.

Section 20. Construction. The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and shall not be construed strictly for or against either of the parties hereto.

Section 21. Governing Law. This Agreement shall be governed and construed according to the laws of the State of New York, without regard to its conflicts of law principles.

Section 22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute but one and the same instrument.

Section 23. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 24. Termination. The provisions of Sections 2, 3, 4, 5, and 6 of this Agreement shall terminate upon the time that the Holders no longer hold Registrable Securities.

Section 25. Specific Performance. The parties agree that, to the extent permitted by law, (i) the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of a breach by any such party damages would not be an adequate remedy and (ii) the other party shall be entitled to specific performance and injunctive and equitable relief in addition to any other remedy to which it may be entitled at law or in equity.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HALCÓN RESOURCES CORPORATION

By:
Name:
Title:

Halcon Resources Corporation
1000 Louisiana, Suite 6905
Houston, Texas 77002
Attention: Floyd C. Wilson
Fax: (832) 538-0220

With a copy (which shall not constitute notice) to:

Thompson & Knight LLP
333 Clay Street
Suite 3300
Houston, Texas 77002
Attention: William T. Heller IV
Fax: (713) 654-1871

Signature Page to Stockholders Agreement

CPP INVESTMENT BOARD PMI-2 INC.

By:
Name:	Eric M. Wetlaufer
Title:	Authorized Signatory

By:
Name:	Scott Lawrence
Title:	Authorized Signatory

Address for Notice:

One Queen St. East
Suite 2500
P.O. Box 101
Toronto, Ontario M5C 2W5
Attention: R. Scott Lawrence, Vice-President, Head of Relationship Investments
Fax: (416) 868-8690

With copies (which shall not constitute notice) to:

CPP Investment Board PMI-2 Inc.
Suite 2500
P.O. Box 101
Toronto, Ontario M5C 2W5
Attention: John Butler, Senior Vice-President, General Counsel and Corporate Secretary
Fax: (416) 868-4760

and

Vinson & Elkins, L.L.P.
1001 Fannin, Suite 2500
Houston, Texas 77002
Attention: Keith R. Fullenweider
Fax: (713) 615-5085

Signature Page to Stockholders Agreement

Schedule 1

Securities to be Purchased by CPPIB Pursuant to the Purchase Agreement

1.	41,899,441 shares of Common Stock

Schedule 1

Schedule 2

Other Agreements Pertaining to Registration of Common Stock

1.	Registration Rights Agreement, dated February 8, 2012, between the Company and HALRES, LLC.

2.	Registration Rights Agreement, dated March 5, 2012, between the Company and Barclays Capital, Inc.

3.	Registration Rights Agreement, dated August 1, 2012 by and between the Company and the parties listed on Exhibit A thereto.

4.	Registration Rights Agreement by and between the Company and Petro-Hunt Holdings LLC and Pillar Energy Holdings LLC, dated on or about the date of the Acquisition Agreement.

Schedule 2